Exhibit 99.2


Contact:                                                            NEWS RELEASE
David A. Buzen
Chief Financial Officer
Catherine C. Bailey
Director of Communications
212-974-0100


                    CAPITAL RE CORPORATION PUTS DISCONTINUED
                         LLOYDS OPERATIONS INTO RUN-OFF


NEW YORK, N.Y. October 15, 1999---Capital Re Corporation (NYSE:KRE) announced today that CRC Capital, Capital Re's corporate name at Lloyd's, will not be supporting the underwriting of RGB Syndicate 490 for the year 2000 underwriting year. Partially as a result of this withdrawal of capacity, RGB Agencies, Ltd. has ceased underwriting on behalf of Syndicate 490. In connection with these actions Capital Re Corporation will be taking a third quarter charge of $15 million, which is attributable to the expenses related to the cessation of underwriting. In addition, Capital Re Corporation will strengthen its reserves in the third quarter against future adverse underwriting development of Syndicate 490 by $35 million.

Capital Re is a specialty reinsurance group providing innovative solutions to problems of financial risk management. Capital Re's two principal divisions, financial guaranty and financial risk, are engaged in the business of municipal and non-municipal financial guaranty reinsurance, mortgage guaranty reinsurance, title reinsurance, trade credit reinsurance and financial solutions.

The statements contained in this release and statements that the Company may make orally in connection with this release that are not historical facts are forward looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by the Company with the Securities and Exchange Commission.

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